As filed with the Securities and Exchange Commission on February 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CANOPY GROWTH CORPORATION

(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Hershey Drive

Smiths Falls, Ontario, Canada K7A 0A8

(855) 558-9333

Attention: Corporate Secretary

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington DC 20005

(202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phil Shaer Sam Carsley Canopy Growth Corporation 1 Hershey Drive Smiths Falls, Ontario, Canada K7A 0A8 (855) 558-9333	Lawrence G. Wee Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000	Jamie Litchen Jonathan Sherman Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza, 40 King St. W. Toronto, ON M5H 3C2 Canada (416) 869-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Shares
Subscription Receipts
Units
Warrants
Total

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee.

Prospectus

Common Shares

Subscription Receipts

Units

Warrants

We may from time to time offer and sell our common shares (“Common Shares”), subscription receipts (“Subscription Receipts”), units (“Units”) and warrants (“Warrants”) (collectively, the “Securities”). Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. These Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of these Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

This prospectus may not be used to sell the Securities unless accompanied by a prospectus supplement.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” on page 6 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See “Where You Can Find More Information”.

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Market (“NASDAQ”) under the symbol “CGC”. Unless otherwise specified in the applicable prospectus supplement, the Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is February 23, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the Securities described in this prospectus. This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “Canopy Growth”, the “Corporation”, “we”, “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries and partnerships.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using U.S. generally accepted accounting principles.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the multijurisdictional disclosure system adopted by Canada and the United States, reports filed or furnished by us prior to April 1, 2020 with the SEC have been prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. You may read and copy all or any portion of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Canopy Growth, at www.sec.gov. Canopy Growth’s SEC filings are also available on Canopy Growth’s website at www.canopygrowth.com. Information on or connected to our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 1, 2020;

•	Our Amendment to Annual Report on Form 10-K/A filed with the SEC on July 29, 2020 to include Part III of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, filed with the SEC on August 10, 2020, September 30, 2020, filed with the SEC on November 9, 2020 and December 31, 2020 filed with the SEC on February 9, 2021;

•	Our Current Reports on Form 8-K, filed with the SEC on June 30, 2020, September 11, 2020, September 22, 2020, September 23, 2020, November 4, 2020, November 9, 2020 accepted on November 6, 2020, December 10, 2020, December 28, 2020; February 23, 2021 and

•	The description of our Common Shares contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 13, 2020, and any amendment or report filed for the purpose of updating any such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333(403)
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and “forward-looking information” under applicable Canadian securities legislation (collectively, “forward-looking statements”) and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary

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statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K of the Corporation as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.

Forward-looking statements predict or describe the Corporation’s future operations, business plans, business and investment strategies and the performance of the Corporation’s investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. The Corporation’s actual results or outcomes may differ materially from those anticipated. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•	the uncertainties associated with the COVID-19 pandemic, including the Corporation’s ability to continue operations, the ability of the Corporation’s suppliers and distribution channels to continue to operate, the use of the Corporation’s products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;
•	laws and regulations and any amendments thereto applicable to the Corporation’s business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including hemp-derived cannabidiol (“CBD”)) products and the scope of any regulations by the U.S. Federal Drug Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
•	expectations regarding the regulation of the hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA;
•	expectations regarding the potential success of, and the costs and benefits associated with, the Corporation’s acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•	the Acreage Amended Arrangement (as defined below), including the satisfaction or waiver of the conditions to closing of such acquisition;
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	the Corporation’s international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•	the ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that the Corporation currently operates in;
•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments (the “CBI Group Investments”) made by Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”) in the Corporation;
•	the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights in connection with the CBI Group Investments, including proceeds to the Corporation that may result therefrom or the potential conversion of senior convertible notes held by the CBI Group in connection with the CBI Group Investments;
•	expectations regarding the use of proceeds of equity financings, including pursuant to this prospectus, and the proceeds from the CBI Group Investments;

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•	the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and the Corporation’s intentions to participate in such markets, if and when such use is legalized;
•	the Corporation’s ability to execute on its strategy and the anticipated benefits of such strategy;
•	the ongoing impact of the legalization of cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and the Corporation’s intentions to participate in such markets;
•	the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and the Corporation’s intentions to participate in such markets to the extent permissible;
•	the future performance of the Corporation’s business and operations;
•	the Corporation’s competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using the Corporation’s products;
•	the Corporation’s ability or plans to identify, develop, commercialize or expand its technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	the expansion of the Corporation’s production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in the Corporation’s growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal proceedings;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels;
•	the expected methods to be used to distribute and sell the Corporation’s products;
•	the Corporation’s future product offerings;
•	the anticipated future gross margins of the Corporation’s operations;
•	accounting standards and estimates;
•	expectations regarding the Corporation’s distribution network; and
•	expectations regarding the costs and benefits associated with the Corporation’s contracts and agreements with third parties, including under the Corporation's third-party supply and manufacturing agreements.

Certain of the forward-looking statements contained herein concerning the industries in which the Corporation conduct its business are based on estimates prepared by the Corporation using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which the Corporation believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which the Corporation conducts its business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) the Corporation’s ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which the Corporation operates; (iv) the production and manufacturing capabilities and output from the Corporation’s facilities and its joint ventures, strategic alliances and equity investments; (v) consumer interest in the Corporation’s products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of the Corporation’s activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) the Corporation’s ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) the Corporation’s ability to conduct operations in a safe, efficient and effective manner; (xii) the Corporation’s ability to realize anticipated benefits, synergies or generate revenue, profits or value from its recent acquisitions into existing

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operations; (xiii) the Corporation’s ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, the Corporation’s products and its distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While management considers these assumptions to be reasonable based on information currently available to them, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond the Corporation’s control, could cause actual results to differ materially from the forward-looking statements in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by the Corporation’s directors, officers, other employees and other persons authorized to speak on the Corporation’s behalf. Such factors include, without limitation, changes in laws, regulations and guidelines and compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt the Corporation’s operations and those of its suppliers and distribution channels and negatively impact the use of the Corporation’s products; consumer demand for cannabis and U.S. hemp products; the Corporation’s reliance on licenses issued by and contractual arrangements with various federal and provincial governmental authorities; future levels of revenues and the impact of increasing levels of competition; the Corporation’s ability to manage disruptions in credit markets or changes to its credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of the Corporation’s capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute the Corporation’s business plan (either within the expected timeframe or at all); the potential effects of judicial or other proceedings on the Corporation’s business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; the Corporation’s exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to the Corporation’s business and products; and the factors discussed under the heading “Risk Factors” in the Annual Report on Form 10-K of the Corporation, as filed with the SEC on June 1, 2020. Prospective investors are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting prospective investors in understanding the Corporation’s financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and prospective investors are cautioned that the forward-looking statements may not be appropriate for any other purpose. While the Corporation believes that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. The Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by the Corporation’s directors, officers, other employees and other persons authorized to speak on the Corporation’s behalf are expressly qualified in their entirety by these cautionary statements.

You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

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RISK FACTORS

An investment in Securities of the Corporation is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this prospectus currently, and from time to time, investors should carefully consider the risk factors incorporated by reference in this prospectus and referred to below. Any one of such risk factors could materially affect the Corporation’s business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to the Corporation. Additional risks and uncertainties not currently identified by the Corporation or that the Corporation currently believes not to be material also may materially and adversely affect the Corporation’s business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading “Risk Factors” in the Annual Report on Form 10-K of the Corporation, as filed with the SEC on June 1, 2020 (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in the Corporation’s other filings that are incorporated by reference in this prospectus and any accompanying prospectus supplement. See “Documents Incorporated by Reference”.

Risks Related to an Offering of Securities

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which the Common Shares and other Securities trade may be adversely affected. Whether the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions, the Corporation’s financial condition, historic financial performance and future prospects.

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Public Markets and Share Prices

The market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NASDAQ or any other stock exchange could be subject to significant fluctuations in response to certain factors including, but not limited to, variations in the Corporation’s operating results and changes in financial markets and general market conditions, including those caused by COVID-19. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the operating performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NASDAQ or any other stock exchange. There can be no assurance of the price at which the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NASDAQ or any other stock exchange will trade.

Additional Issuances and Dilution

The Corporation may issue and sell additional securities to finance its operations. The Corporation cannot predict the size or type of future issuances of securities or the effect, if any, that future issuances and sales of securities will have on the market price of the Corporation’s issued and outstanding securities from time to time. Sales or issuances of substantial amounts of the Corporation’s securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Corporation’s issued and outstanding securities from time to time. With any additional sale or issuance of the Corporation’s securities, holders will suffer dilution with

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respect to voting power and may experience dilution in the Corporation’s earnings per share. Moreover, this prospectus may create a perceived risk of dilution resulting in downward pressure on the price of the issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.

Broad Discretion in the Use of the Net Proceeds

The Corporation’s management will have broad discretion with respect to the application of net proceeds received by the Corporation from the sale of Securities under this prospectus and may spend such proceeds in ways that do not improve the Corporation’s results of operations or enhance the value of the Common Shares or the Corporation’s other issued and outstanding securities from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Corporation’s business or cause the price of the Corporation’s issued and outstanding securities to decline.

History of Negative Cash Flow

The Corporation has a history of negative cash flow from operating activities. To the extent that the Corporation has negative cash flow in future periods, the Corporation may need to allocate a portion of the net proceeds received from the sale of Securities hereunder or other financings to fund such negative cash flow. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms at least as favourable to the Corporation as those previously obtained, or available to the Corporation or at all.

Risk of Infectious Diseases

The outbreak of the novel coronavirus, or COVID-19, which has been declared by the World Health Organization (“WHO”) to be a “pandemic”, has spread across the globe and is impacting worldwide economic activity. COVID-19 has severely restricted the level of economic activity around the world and in all countries in which the Corporation or its affiliates operate. For instance, economic activity in Alberta, one of the Corporation’s key markets, has significantly declined due to the reduction in oil prices, a key component of the Alberta economy, which has led to less discretionary consumer spending and lower spending on cannabis products. A public health epidemic, including COVID-19, or the fear of a potential pandemic, poses the risk that the Corporation or its employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, and the Corporation’s customers may be prevented from purchasing its products, due to shutdowns, “stay at home” mandates or other preventative measures that may be requested or mandated by governmental authorities. The governments of many countries, states, cities and other geographic regions have taken such preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes. Temporary closures of businesses have been ordered and numerous other businesses have temporarily closed voluntarily. Such actions are creating disruption in global supply chains, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. Since a substantial portion of the Corporation’s products not deemed to be necessities by the Corporation’s customers, customers’ employment status and the amount of customers’ discretionary spending and actual or perceived wealth can significantly impact the Corporation’s results of operations. As a result, all of the above-described factors (and other political and economic factors) can have a material and adverse effect on spending patterns of the Corporation’s customers and on the Corporation’s business, financial condition and results of operations.

The effect of COVID-19 could include additional closures of the Corporation’s facilities or the facilities of the Corporation’s suppliers and other vendors in the Corporation’s supply chain and other preventive and protective measures in the Corporation’s supply chain. If the pandemic persists, closures or other restrictions on the conduct of business operations of the Corporation’s third-party manufacturers, suppliers or vendors could further disrupt the Corporation’s supply chain. While the Corporation has not yet experienced delays in shipping, the increased global demand on shipping and transport services may cause it to experience delays in the future, which could impact the Corporation’s ability to obtain materials or deliver its products in a timely manner. These factors

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could otherwise disrupt the Corporation’s operations and could have an adverse effect on its business, financial condition and results of operations. In various jurisdictions in Canada, cannabis retailers have been restricted to conducting sales via curbside pickup and online delivery or are reducing opening hours, staff onsite and reducing the number of customers allowed in-store for cannabis retailers that continue to be open.

Retailers of the Corporation’s products in Canada and the United States have in some cases been determined to be, and may in other cases be deemed in the future, non-essential and be required to close or choose to suspend or significantly curtail their operations due to health and safety concerns for their employees. Further, those retail operations that the Corporation has been able to reopen may be closed in the future in the event that governments reinstitute closures for public health reasons. Even if the Corporation’s production facilities remain open, mandatory or voluntary self-quarantines and travel restrictions may limit employees’ ability to get to the Corporation’s facilities, and this, together with impacts on supply chain and the uncertainty produced by the rapidly evolving nature of COVID-19, may result in reduced or suspended production. Those types of restrictions could also impact the abilities of customers in certain Canadian jurisdictions or the United States to continue to have access to the Corporation’s products. Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, could impact personnel at third-party manufacturing facilities in Canada and the United States and other countries, or the availability or cost of materials, which would disrupt the Corporation’s supply chain, in particular in relation to the supply of masks, gowns and other protective equipment used at the Corporation’s facilities due to the global shortage of such protective equipment and materials.

As a result of COVID-19, the Corporation has implemented work-from-home policies for certain employees and the effects of the work-from-home policies may negatively impact productivity, disrupt access to books and records, increase cybersecurity risks and disrupt the Corporation’s business, and the Corporation does not yet know when it will be able to return to the office. In addition, the effects of COVID-19 may delay the Corporation’s research and development programs and the Corporation’s ability to execute on certain of its strategic plans involving construction. So long as measures to combat COVID-19 stay in effect, the Corporation expects COVID-19 to negatively affect its results of operations. The global impact of COVID-19 continues to evolve rapidly, and the extent of its effect on the Corporation’s operational and financial performance will depend on future developments, which are highly uncertain, including the duration, scope and severity of the pandemic, the actions taken to contain or mitigate its impact, and the direct and indirect economic effects of the pandemic and related containment measures, among others.

Any positive impacts from preventive measures, vaccines or treatments for COVID-19 may be not be realized due to mutations in the COVID-19 virus, adverse side effects, difficulties in implementation or distribution or other factors, so there can be no assurance that such preventive measures, vaccines or treatments will have a material impact on the Corporation’s business, financial condition or results of operations. Furthermore, any “second wave” or mutated strains of COVID or the spread of other pathogens could also exacerbate the risks described in this risk factor.

Even after the pandemic subsides, the Corporation’s businesses could also be negatively impacted should the effects of COVID-19 lead to changes in consumer behavior, including as a result of a decline in discretionary spending. During the past year, financial conditions for the cannabis industry have faced increased volatility. Moreover, future events could cause global financial conditions to suddenly and rapidly destabilize, and governmental authorities may have limited resources to respond to such future crises. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability, changes to energy prices or sovereign defaults. Any sudden or rapid destabilization of global economic conditions could negatively impact the Corporation’s ability to obtain equity or debt financing or make other suitable arrangements to finance its projects. If increased levels of volatility continue, there is a rapid destabilization of global economic conditions or a prolonged recession resulting from the pandemic, it would likely materially affect the Corporation’s business and the value of the Common Shares.

CANOPY GROWTH CORPORATION

General

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Canopy Growth was incorporated pursuant to the provisions of the Canada Business Corporations Act on August 5, 2009 under the name “LW Capital Pool Inc.” The Corporation changed its name to Tweed Marijuana Inc. on March 26, 2014, and later to Canopy Growth Corporation on September 17, 2015. The Corporation’s Common Shares are listed and posted for trading on the TSX under the symbol “WEED” and on NASDAQ under the symbol “CGC”. The Corporation maintains a website at www.canopygrowth.com. Information on or connected to our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

The Corporation’s head and registered office is located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.

Summary Description of the Business

Canopy Growth is a world-leading diversified cannabis and cannabinoid-based consumer products company with operations in countries across the world. Canopy Growth produces, distributes and sells a diverse range of cannabis and hemp-based products and other consumer products for both recreational and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, and globally pursuant to applicable international and Canadian legislation, regulations and permits.

On October 17, 2018, the Cannabis Act came into effect in Canada, regulating both the medical and recreational cannabis markets in Canada and providing provincial, territorial and municipal governments the authority to prescribe regulations regarding the distribution and sale of recreational cannabis. On October 17, 2019, the second phase of recreational cannabis products, specifically, ingestible cannabis, cannabis extracts and cannabis topical products (referred to as “Cannabis 2.0”), was legalized pursuant to certain amendments to the regulations under the Cannabis Act. Canopy Growth currently offers product varieties in dried flower, oil, softgel capsule, vape pen power sources, pod-based vape devices, vape cartridges, cannabis-infused beverages and edibles, with product availability varying based on provincial and territorial regulations. Canopy Growth’s recreational cannabis products are predominantly sold to provincial and territorial agencies under a “business-to-business” wholesale model, with those provincial and territorial agencies then being responsible for the distribution of such products to brick-and-mortar stores and for online retail sales. Canopy Growth has also opened a network of Tweed and Tokyo Smoke retail cannabis stores across Canada, where permissible, to promote brand awareness and drive consumer demand under a “business-to-consumer” model.

Canopy Growth’s Spectrum Therapeutics medical division is a global leader in medical cannabis. Spectrum Therapeutics produces and distributes a diverse portfolio of medical cannabis products to healthcare practitioners and medical customers in Canada, and in several other countries where it is federally permissible to do so. In April 2019, Canopy Growth acquired C3 Cannabinoid Compound Company, Europe’s largest cannabinoid-based pharmaceuticals company and a leading manufacturer of dronabinol, a registered active pharmaceutical ingredient in Germany and certain other European countries. The addition of dronabinol has allowed Canopy Growth to expand its portfolio of medical cannabis offerings for its customers in countries where permissible.

Subsequent to the passage of the U.S. Agricultural Improvement Act of 2018 in December 2018, Canopy Growth began building its hemp supply chain in the United States through its investment in hemp growing capability and in processing, extraction and finished goods manufacturing facilities. In September 2020, Canopy Growth’s Martha Stewart CBD line of premium quality, hemp-derived wellness gummies, oils and softgels was launched in the United States. In the fourth quarter of fiscal 2021, Canopy Growth expanded its product offering to include CBD products for pets under the Martha Stewart CBD for Pet line and SurityPro.

In June 2019, Canopy Growth implemented a plan of arrangement (the “Original Acreage Arrangement”) pursuant to an arrangement agreement (the “Acreage Arrangement Agreement”) dated April 18, 2019, as amended on May 15, 2019 with Acreage Holdings, Inc. (“Acreage”), a multi-state cannabis operator. In September 2020, following receipt of all required approvals, Canopy Growth entered into a second amendment to the Acreage Arrangement Agreement (the “Amending Agreement”) and implemented an amended and restated plan of arrangement (the “Acreage Amended Arrangement”). Pursuant to the Acreage Amended Arrangement,

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following the occurrence or waiver (at Canopy Growth’s discretion) of changes in U.S. federal law to permit the general cultivation, distribution, and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”) and subject to the satisfaction or waiver of the conditions set out in the Acreage Arrangement Agreement (as modified by the Amending Agreement), Canopy Growth (i) agreed to acquire approximately 70% of the issued and outstanding shares of Acreage, and (ii) obtained the right to acquire the other approximately 30% of the issued and outstanding shares of Acreage. The acquisition of Acreage, if completed, will provide a pathway into cannabis markets in the United States; however, Canopy Growth and Acreage will continue to operate as independent companies until the acquisition of Acreage is completed. Refer to “Recent Developments” below for a description of the Acreage Amended Arrangement.

Canopy Growth’s other product offerings, which are sold by its subsidiaries in jurisdictions where it is permissible to do so, include (i) Storz & Bickel™ vaporizers; (ii) thisworks™ beauty, skincare, wellness and sleep products, some of which have been blended with hemp-derived CBD isolate; (iii) BioSteel™ sports nutrition beverages, mixes, protein, gum and mints, some of which have been infused with hemp-derived CBD isolate; and (iv) a line of science-backed CBD products for dogs under the brand name SurityPro™ sold by Canopy Animal Health.

The majority of Canopy Growth’s products contain tetrahydrocannabinol (“THC”), CBD, or a combination of these two cannabinoids which are found in the cannabis sativa plant species. THC is the primary psychoactive or intoxicating cannabinoid found in cannabis. References throughout this prospectus to “hemp” is used to classify varieties of the cannabis sativa plant that contain CBD and 0.3% or less THC content (by dry weight). Conversely, references to the term “marijuana” refer to varieties of the cannabis sativa plant with more than 0.3% THC content and moderate levels of CBD.

Canopy Growth’s licensed operational capacity in Canada includes indoor and greenhouse cultivation space; post-harvest processing and cannabinoid extraction capability; advanced manufacturing capability for vape products, softgel encapsulation and pre-rolled joints; a beverage production facility; a chocolate manufacturing facility; and a gummie manufacturing facility. These infrastructure investments allow Canopy Growth to supply the recreational and medical markets with a complimentary balance of flower products and extracted cannabinoid input for Canopy Growth’s oil, CBD and Cannabis 2.0 products. Additionally, Canopy Growth has built a hemp supply chain in the United States and holds the necessary licenses to cultivate and produce cannabis in Denmark.

Recent Developments

Restructuring Actions and Sale of British Columbia Production Facilities

In April 2020, Canopy Growth announced a series of global operational changes in order to optimize production, better align supply and demand and improve efficiencies. As part of the strategic review of the business, the Corporation planned to (i) exit its operations in South Africa and Lesotho; (ii) close certain Canadian production facilities; (iii) shift its strategy in Latin America; (iv) cease its hemp farming operations in Springfield, New York; and (v) rationalize certain marketing and research & development activities.

In December 2020, as part of the ongoing end-to-end strategic review of its operations, Canopy Growth announced a series of Canadian operational changes designed to streamline its operations and further improve gross margins. Canopy Growth has ceased operations at its sites in St. John’s, Newfoundland and Labrador; Fredericton, New Brunswick; Edmonton, Alberta; Bowmanville, Ontario; as well as its outdoor cannabis grow operations in

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Saskatchewan. As a result of these restructuring actions, Canopy Growth eliminated approximately 220 full-time positions. Additionally, Canopy Growth (i) completed the sale of its production facilities in Aldergrove and Delta, British Columbia in December 2020 and January 2021, respectively, for combined proceeds of approximately US$40.7 million; and (ii) completed its strategy shift in Latin America that was commenced in the fourth quarter of fiscal 2020.

C$245 Million Warrant Exercise

On May 1, 2020, Greenstar Canada Investment Limited Partnership (“GCILP”) exercised 18,876,901 Common Share purchase warrants at an exercise price of C$12.9783 per Common Share for aggregate proceeds to Canopy Growth of approximately C$245 million. GCILP is a wholly-owned subsidiary of CBI. As a result of the acquisition of 18,876,901 Common Shares upon such exercise, CBI now indirectly holds, in the aggregate, 142,253,802 Common Shares, 139,745,453 Common Share purchase warrants and C$200,000,000 principal amount of senior convertible notes.

Acreage Amended Arrangement

On June 24, 2020, Canopy Growth and Acreage entered into a proposal agreement (the “Acreage Proposal Agreement”) in order to, among other things, implement the Acreage Amended Arrangement. In September 2020, Acreage obtained the requisite approvals of the shareholders of Acreage and the Supreme Court of British Columbia and on September 23, 2020, Canopy Growth and Acreage entered into the Amending Agreement and implemented the Acreage Amended Arrangement. The Acreage Amended Arrangement provides for, among other things, the following:

(a)	a capital reorganization of Acreage (the “Acreage Capital Reorganization”), pursuant to which Acreage amended its Notice of Articles and Articles to, among other things, create the Acreage Fixed Shares (as defined below), the Acreage Floating Shares (as defined below) and the Acreage Fixed Multiple Shares (as defined below) and remove the existing Acreage Class A subordinated voting shares (the “Acreage SVS”), the existing Acreage Class B proportionate voting shares (the “Acreage PVS”) and the existing Acreage Class C multiple voting shares (the “Acreage MVS”). Pursuant to the Acreage Capital Reorganization (i) each outstanding Acreage SVS was exchanged for 0.7 of an Acreage Fixed Share and 0.3 of an Acreage Floating Share; (ii) each outstanding Acreage PVS was exchanged for 28 Acreage Fixed Shares and 12 Acreage Floating Shares; and (iii) each outstanding Acreage MVS was exchanged for 0.7 of an Acreage Fixed Multiple Share and 0.3 of an Acreage Floating Share;

(b)	the new Class E subordinated voting shares (the “Acreage Fixed Shares”) have the same attributes as the Acreage SVS and are listed on the Canadian Securities Exchange (the “CSE”). Following the occurrence or waiver (at the discretion of Canopy Growth) of the Triggering Event and subject to the satisfaction or waiver of the conditions set out in the Acreage Arrangement Agreement (as modified by the Amending Agreement), Canopy Growth will acquire all of the issued and outstanding Acreage Fixed Shares based on an amended exchange ratio equal to 0.3048 of a Common Share to be received for each Acreage Fixed Share held (reduced from 0.5818 per Acreage SVS pursuant to the Original Acreage Arrangement). The foregoing exchange ratio for the Acreage Fixed Shares is subject to adjustment in accordance with the Acreage Amended Arrangement if, among other things, Acreage issues greater than the permitted number of Acreage Fixed Shares;

(c)	the new Class D subordinated voting shares (the “Acreage Floating Shares”) are listed on the CSE. Upon the occurrence or waiver (at the discretion of Canopy Growth) of the Triggering Event and subject to the satisfaction or waiver of the conditions set out in the Acreage Arrangement Agreement (as modified by the Amending Agreement), Canopy Growth will have the right exercisable for a period of 30 days thereafter, to acquire all of the issued and outstanding Acreage Floating Shares for cash or Common Shares or a combination thereof, in Canopy Growth’s sole discretion, at a price equal to the 30-day volume weighted average trading price of the Acreage Floating Shares on the CSE, subject to a minimum call price of US$6.41 per Acreage Floating Share. The foregoing exchange ratio for the Acreage Floating Shares is subject to adjustment in accordance with the Acreage Amended Arrangement if Acreage issues greater than the permitted number of Acreage Floating Shares. The acquisition of the Acreage Floating Shares, if acquired, will take place concurrently with the closing of the acquisition of the Acreage Fixed Shares;

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(d)	the new Class F multiple voting shares (the “Acreage Fixed Multiple Shares”) have the same attributes as the Acreage MVS, provided that each Acreage Fixed Multiple Share entitles the holder thereof to 4,300 votes per Fixed Multiple Share at shareholder meetings of Acreage. Immediately prior to the acquisition of the Acreage Fixed Shares, each issued and outstanding Acreage Fixed Multiple Share will automatically be exchanged for one Acreage Fixed Share and thereafter be acquired by Canopy Growth upon the same terms and conditions as the acquisition of the Acreage Fixed Shares;

(e)	if the occurrence or waiver of the Triggering Event does not occur within 10 years from the date the Acreage Amended Arrangement was implemented (being September 23, 2030), Canopy Growth’s rights to acquire both the Acreage Fixed Shares and the Acreage Floating Shares will terminate;

(f)	upon implementation of the Acreage Amended Arrangement on September 23, 2020, Canopy Growth made a payment to certain securityholders of Acreage of approximately US$37.5 million; and

(g)	Acreage is only permitted to issue an aggregate of up to 32,700,000 Acreage Fixed Shares and Acreage Floating Shares.

In connection with the Acreage Amended Arrangement, an affiliate of the Corporation advanced US$50,000,000 to Universal Hemp, LLC, a wholly-owned subsidiary of Acreage (“Acreage Hempco”) on September 30, 2020 pursuant to a secured debenture (the “Debenture”). In accordance with the terms of the Debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. The Debenture bears interest at a rate of 6.1% per annum, matures 10 years from the implementation of the Acreage Amended Arrangement (being September 23, 2030) or such earlier date in accordance with the terms of the Debenture, and all interest payments made pursuant to the Debenture are payable in cash by Acreage Hempco. The Debenture is not convertible and is not guaranteed by Acreage.

Addition of Mr. Sabia to the Board of Directors

In January 2020, Jim Sabia was appointed as a member of the board of directors (the “Board”) of Canopy Growth, subject to completion of the standard Health Canada processes associated with his appointment to the Board. Pending completion of those processes, Mr. Sabia has acted as a Board observer. On September 4, 2020, Mr. Sabia received confirmation of security clearance from Health Canada and became a member of the Board.

Listing on NASDAQ

In November 2020, Canopy Growth, acting pursuant to authorization from its Board, determined to voluntarily withdraw the listing of the Common Shares from the New York Stock Exchange and transfer the listing to NASDAQ. Listing and trading of the Common Shares on NASDAQ commenced at market open on November 16, 2020.

Rivers Arrangement Agreement

On December 21, 2020, Canopy Growth entered into an arrangement agreement (the “Rivers Arrangement Agreement”) with its wholly-owned subsidiary The Tweed Tree Lot Inc. (“Tweed NB”), RIV Capital Inc. (formerly Canopy Rivers Inc.) (“RIV Capital”) and its wholly-owned subsidiary RIV Capital Corporation (formerly Canopy Rivers Corporation) (“RCC”), pursuant to which the Corporation will acquire certain assets from RCC, as set out below, in exchange for cash, Common Shares and the surrender of all shares in the capital of RIV Capital held by Canopy Growth by way of a plan of arrangement under the Business Corporations Act (Ontario) (the “Rivers Arrangement”). The Rivers Arrangement was completed on February 23, 2021.

Pursuant to the Rivers Arrangement, Canopy Growth increased its conditional ownership interest in TerrAscend Corp. (“TerrAscend”) through the acquisition of (i) 19,445,285 exchangeable shares in the capital of TerrAscend (the “TerrAscend Exchangeable Shares”) held by RCC; (ii) 2,225,714 common share purchase warrants in the capital of TerrAscend with an exercise price of C$5.95 per share held by RCC; (iii) 333,723 common share purchase warrants in the capital of TerrAscend with an exercise price of C$6.49 per share held by RCC; and (iv) an approximately C$13.2 million loan receivable owing by TerrAscend Canada Inc. (“TerrAscend Canada”) to RCC. The securities in the capital of TerrAscend are not currently

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convertible or exercisable, and will not be convertible or exercisable until federal laws in the United States with respect to marijuana are amended. Pursuant to the Rivers Arrangement, Canopy Growth also acquired (i) all of the Class A preferred shares in the capital of Les Serres Vert Cannabis Inc. (“Vert Mirabel”) held by RCC; and (ii) 143 common shares in the capital of Vert Mirabel, thereby increasing Canopy Growth’s ownership of the common shares of Vert Mirabel to approximately 55%. In addition, all of the obligations of Tweed NB owing to RCC pursuant to a royalty agreement between the parties were terminated.

In addition, all of the shares of RIV Capital held by Canopy Growth were repurchased for cancellation on a cashless basis. Canopy Growth no longer has any equity, debt or other interest in RIV Capital following completion of the Rivers Arrangement. As additional consideration for the assets transferred and the termination of the royalty agreement with Tweed NB, Canopy Growth made a cash payment to RCC of approximately C$115.0 million and issued 3,647,902 Common Shares to RCC.

TerrAscend Option Agreement

On January 13, 2021, Canopy Growth entered into an option agreement (the “TerrAscend Option”) to acquire 1,072,450 common shares of TerrAscend (the “TerrAscend Shares”) for approximately US$10.5 million, conditional upon the occurrence or waiver of amendments to federal laws of the United States to permit the general cultivation, distribution and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States.

As of the date of this prospectus, Canopy Growth owns 38,890,570 TerrAscend Exchangeable Shares, an aggregate of 22,474,130 TerrAscend Share purchase warrants and is deemed to own an aggregate of 1,072,450 TerrAscend Shares that are subject to the TerrAcend Option, representing 100% of the issued and outstanding TerrAscend Exchangeable Shares on a non-diluted basis and approximately 39.6% of the issued and outstanding TerrAscend Shares on a partially-diluted basis, assuming the conversion of the TerrAscend Exchangeable Shares into TerrAscend Shares and the exercise of the TerrAscend Share purchase warrants and the TerrAscend Option held by Canopy Growth. Canopy Growth beneficially owns, and exercises control or direction over approximately 20% of the issued and outstanding TerrAscend Shares on a fully-diluted basis.

COVID-19 Pandemic

Management has continued to closely monitor the impact of the COVID-19 global pandemic, with a focus on the health and safety of the Corporation’s employees, business continuity and supporting its communities. The Corporation established a COVID-19 Management Committee shortly after the declaration of COVID-19 as a global pandemic and implemented various measures to reduce the spread of the virus. The Corporation has continued to operate under preventative measures and has experienced minimal disruption to its production and supply chain. As of the date of this prospectus, all 33 of Canopy Growth’s corporate-owned retail stores are open and offering click-and-collect and in-store shopping. Canopy Growth’s Canadian medical business, which operates as an e-commerce channel, has continued largely unchanged. Canopy Growth’s international medical business operates primarily as a pharmacy model, with pharmacies being deemed essential businesses in Germany and other European countries in which Canopy Growth conducts business. In addition, since Canopy Growth’s non-production workforce continues to effectively work remotely using various technology tools, Canopy Growth is able to maintain its full operations and internal controls over financial reporting and disclosures.

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Given the uncertainties associated with the COVID-19 pandemic, including those related to the use of Canopy Growth’s products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending, the Corporation is unable to estimate the impact of the COVID-19 pandemic on its business, financial condition, results of operations, and/or cash flows. The uncertain nature of the impacts of the COVID-19 pandemic may continue to affect the Corporation’s results of operations for the balance of fiscal 2021.

Canopy Growth believes it has sufficient liquidity available from cash and cash equivalents and short-term investments on hand of approximately C$825.0 million and C$768.6 million, respectively, as of December 31, 2020, and from available capacity under its revolving debt facility to enable Canopy Growth to meet its working capital and other operating requirements, fund growth initiatives and capital expenditures, settle its liabilities, and repay scheduled principal and interest payments on debt.

USE OF PROCEEDS

The net proceeds to Canopy Growth from any offering of Securities, the proposed use of those proceeds and the specific business objectives that the Corporation expects to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering of Securities.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable prospectus supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable prospectus supplement. The Corporation may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this prospectus. See “Risk Factors”.

During the fiscal year ended March 31, 2020 and the nine-month period ended December 31, 2020, the Corporation had negative cash flow from operating activities. To the extent that the Corporation has negative operating cash flows in future periods, the Corporation may need to deploy a portion of its existing working capital to fund such negative cash flow. As at December 31, 2020, the Corporation had cash and cash equivalents on hand of approximately C$825.0 million and short-term investments of approximately C$768.6 million.

DESCRIPTION OF SECURITIES

Common Shares

The authorized share capital of the Corporation consists of an unlimited number of Common Shares. As of the close of business on the date prior to the date of this prospectus, there were an aggregate of 378,475,920 Common Shares issued and outstanding. The Common Shares may be offered separately or together with other Securities, as the case may be.

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation’s Board of Directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation, are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-

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emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The Common Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Subscription Receipts

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The statements made in this prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of such Subscription Receipts being offered;
•	the price at which such Subscription Receipts will be offered;
•	the designation, number and terms of the Common Shares, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;
•	the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Warrants, Units or any combination thereof;
•	the procedures for the issuance and delivery of the Common Shares, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;
•	whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;
•	the identity of the Escrow Agent;
•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

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•	procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
•	any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this prospectus, the prospectus supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;
•	any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;
•	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;
•	whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;
•	whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;
•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•	whether the Corporation will apply to list such Subscription Receipts on any exchange;
•	the material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and
•	any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner

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that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security comprising such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.

The particular terms of each issue of Units will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Units;
•	the price at which the Units will be offered;
•	the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;
•	whether the Corporation will apply to list the Units on any exchange;
•	the material United States and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and
•	whether the Units will be issued in fully registered or global form.

Warrants

The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares or Units that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant agreement to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent.

The statements made in this prospectus relating to any warrant agreement and Warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant agreement. You should refer to the warrant agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant agreement relating to an offering or Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

The particular terms of each issue of Warrants will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the designation, number and terms of the Common Shares or Units, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
•	the date on which the right to exercise the Warrants will commence and the date on which such right will expire;
•	the exercise price of the Warrants;

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•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;
•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	provisions as to modification, amendment or variation of the warrant agreement or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•	the material United States and Canadian federal income tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant agreement(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement will also describe certain Canadian federal income tax consequences to an investor, including investors who are non-residents of Canada, of acquiring, owning and disposing any Securities offered thereunder.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

The Corporation may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including in transactions that are deemed to be “at-the-market distributions,” including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities.

A description of such price will be disclosed in the applicable prospectus supplement. The prices at which the Securities may be offered may vary as between purchaser and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less

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than the gross proceeds paid by the underwriters to the Corporation. The Corporation will obtain any requisite exemptive relief prior to conducting “at-the-market distributions”.

Each prospectus supplement will set forth the terms of the offering, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Corporation from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale of Securities under this prospectus and any prospectus supplement, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any of such Securities are purchased. The Corporation may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Corporation.

By Dealers

If dealers are used, and if so specified in the applicable prospectus supplement, the Corporation will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Corporation. Any agent involved will be named, and any fees or commissions payable by the Corporation to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Corporation. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Corporation at such prices and upon such terms as agreed to by the Corporation and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from the Corporation and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to

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contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

The Corporation may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the Corporation or borrowed from the Corporation or others to settle those sales or to close out any related open borrowings of securities and may use securities received from the Corporation in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Corporation. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Corporation and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the prospectus supplement), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The Corporation may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities at the public offering price set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Each class of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

Unless otherwise specified in the applicable prospectus supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable prospectus supplement, there is no market through which the Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this

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prospectus. This may affect the pricing of the Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issues will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

Participation Rights and Registration Rights

The Corporation is party to a second amended and restated investor rights agreement (the “Investor Rights Agreement”) with GCILP and CBG Holdings LLC (collectively, the “CBG Group”) dated April 18, 2019. The Investor Rights Agreement provides that the CBG Group will be entitled to certain pre-emptive and top-up rights in connection with the issuance of further securities by Canopy Growth so as to permit the CBG Group to maintain its percentage in the issued and outstanding Common Shares and the Original Percentage or the Percentage of Outstanding Common Shares (each as defined in the Investor Rights Agreement), as the case may be, for so long as the CBG Group holds the Target Number of Shares (as defined in the Investor Rights Agreement) and the Investor Rights Agreement has not been terminated.

In addition, to the pre-emptive and top-up rights, the Investor Rights Agreement provides the CBG Group with certain rights to require Canopy Growth to qualify for distribution in Canada or the United States under a prospectus (or the equivalent document in jurisdictions outside of Canada) the sale of Common Shares by the CBG Group and/or its affiliates or designees during the term of the Investor Rights Agreement.

Certain United States Matters

Any Securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

To comply with the securities laws of some states of the United States, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states of the United States the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the Common Shares, Subscription Receipts, Units and Warrants offered hereby and certain other Canadian legal matters related to the Securities being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP. Certain US matters in connection with certain offerings under this base prospectus will be passed upon for the issuers by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS

The consolidated financial statements of Canopy Growth Corporation as of March 31, 2020 and 2019, and for each of the years in the three-year period ended March 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2020, have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the CBCA. Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the

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civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total	$	**

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the Securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the Securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the “Indemnity Conditions”). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.

The by-laws of the Registrant provide that, subject to the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that such person’s conduct was lawful. The by-laws of the Registrant further obligate the Registrant to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, subject to the repayment of these moneys if the individual does not fulfil the Indemnity Conditions.

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The by-laws of the Registrant provide that the Registrant may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Registrant or an individual acting in a similar capacity of the Registrant or of another body corporate where he or she acts or acted in that capacity at the Registrant's request, as the Board may from time to time determine. The Registrant has purchased third party director and officer liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the CBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index on page II-9.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

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(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

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Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada, on this 23rd day of February, 2021.

CANOPY GROWTH CORPORATION

By:	/s/ David Klein
	Name:	David Klein
	Title:	Chief Executive Officer

By:	/s/ Mike Lee
	Name:	Mike Lee
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURES WITH RESPECT TO CANOPY GROWTH CORPORATION

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Klein and Michael Lee, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Klein	Chief Executive Officer	February 23, 2021
David Klein	(Principal Executive Officer)

/s/ Mike Lee	Executive Vice President and Chief	February 23, 2021
Mike Lee	Financial Officer (Principal Financial Officer)

/s/ Thomas Stewart	Vice President and Chief Accounting	February 23, 2021
Thomas Stewart	Officer (Principal Accounting Officer)

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/s/ Theresa Yanofsky	Director	February 23, 2021
Theresa Yanofsky

/s/ William Newlands	Director	February 23, 2021
William Newlands

/s/ David Lazzarato	Director	February 23, 2021
David Lazzarato

/s/ Judy A. Schmeling	Director, Chair of the Board	February 23, 2021
Judy A. Schmeling

/s/ Robert L. Hanson	Director	February 23, 2021
Robert L. Hanson

/s/ Jim Sabia	Director	February 23, 2021
Jim Sabia

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canopy Growth Corporation in the United States, on this 23rd day of February, 2021.

By:	/s/ Mike Lee
Name:	Mike Lee
Title:	Executive Vice-President & Chief Financial Officer
Canopy Growth Corporation – Authorized Representative in the United States

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EXHIBIT INDEX

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

4.1*	Form of Canopy Growth Corporation Common Share Certificate (incorporated by reference to Exhibit 4.2 to Canopy Growth’s Form 10-K filed with the Commission on June 6, 2020).

4.2†	Form of Subscription Receipt Agreement.

4.3†	Form of Unit Agreement.

4.4†	Form of Warrant Agreement.

5.1	Opinion of Cassels Brock & Blackwell LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 above).

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

*	Previously filed or incorporated by reference herein.
†	To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

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